Exhibit 99.1

ACCOUNTANTS’ REPORT

April 18, 2011

Baker Tilly Hong Kong Limited

The Board of Directors                                                                                     The Board of Directors
MIE Holdings Corporation                                                                                BMB Munai, Inc.

Dear Sirs,

MIE Holdings Corporation (the “HK Listco”)
Palaeontol B.V. (the “Purchaser”)

BMB Munai, Inc. (the “Seller” and the “Parent Company”)
Emir-Oil, LLC (the “Company”)

Circular in relation to a Major Transaction of the HK Listco (the “Circular”)

We set out below our report on the financial information regarding Emir-Oil, LLC (the “Company”) for each of the three years ended March 31, 2008, 2009 and 2010, and the nine months period ended December 31, 2010 (the “Relevant Periods”), prepared by the management of the Seller and the directors of the Company on the basis set out in note 2 of Section B, for inclusion in the Circular issued by the HK Listco dated [ ． ] in connection with the proposed acquisition by the HK Listco of all issued and outstanding participation interests of the Company from the Seller (the “Acquisition”), as set out in the HK Listco’s announcement of a “Major Acquisition relating to the Acquisition of All of the Issued and Outstanding Participation Interests of the Company and Discloseable Transaction relating to a Co-Invest Right granted to Acap Limited and Resumption of Trading” dated February 15, 2011.  The Acquisition constitutes a major transaction by the HK Listco under the Rules Governing the Listing of Securities on the Main Board of The Stock Exchange of Hong Kong Limited (the “Main Board Listing Rules”).

The Company was incorporated in the Republic of Kazakhstan (or “Kazakhstan”) as a limited liability entity under the laws of Kazakhstan on March 20, 2002.  The Company is the wholly owned subsidiary of the Seller.

The Company is the sole operating subsidiary of the Seller and is engaged in oil and gas exploration, production and sale.  The Company operates four onshore oil fields near Aktau in the Caspian Sea area of Western Kazakhstan.

The Seller is a Nevada, USA Corporation originally incorporated in Utah, USA, in 1981.

ACCOUNTANTS’ REPORT

The Seller is a public corporation with shares traded on the NYSE Amex (wording symbol KAZ) and on XETRA, the electronic trading platform of Deutsche Borse (SE code DL-, 001 DMW US09656A1051).

The Seller has its principal executive offices in Salt Lake City, Utah, USA, with an office in Almaty, Kazakhstan from where the operations and the Petroleum Depot base in Daulet Village near Aktau, Kazakhstan are monitored and managed.

The Company’s registered office and principal place of business is the Petroleum Depot in Daulet village.

Hansen, Barnett & Maxwell, P.C. (“HBM”) of Salt Lake City, a member firm of Baker Tilly International, has acted as the independent registered public accounting firm, under the Public Company Accounting Oversight Board (PCAOB) standards, of the Seller’s group of companies, including the Company, for each of the Relevant Periods under separate terms of engagement with the Seller.

The financial information set out in this report, including the income statement, the statement of comprehensive income, the statement of changes in equity and the statement of cash flows of the Company for the Relevant Periods, and the statements of financial position of the Company as at March 31, 2008, 2009 and 2010 and December 31, 2010 together with the notes thereto have been prepared by the directors of the Company and the management of the Seller based on the financial information of the Company audited by us.

The financial information of the Company for the Relevant Periods was extracted from the audited group financial statements audited by HBM which were accounted for in accordance with US Generally Accepted Accounting Principles (“US GAAP”) and used the Full Cost basis of accounting for its oil and gas assets.

The Company converted this original, audited financial information from compliance with US GAAP to compliance with International Financial Reporting Standards (“IFRS”) issued by the International Accountant Standards Board (“IASB”) and from the “Full Cost” basis to the “Successful Efforts” basis in accordance with the terms of the Purchase Agreement.

The conversions of original financial information were reviewed and, where appropriate, audited by us.

This financial statements for the Relevant Periods audited by us form the basis of the “Underlying Financial Statements” which we report upon here.

The financial information has been prepared based on the Underlying Financial Statements, or, where appropriate, unaudited financial information of the Company. No adjustments were considered necessary in the preparation of the financial information, which has been prepared on the basis set out in note 2 of Section B below.

Directors' responsibility for the financial information

The directors of  the Company and the management of the Seller are responsible for the preparation and the true and fair presentation of the financial information in accordance with IFRS.  This responsibility includes designing, implementing and maintaining internal control relevant to the preparation and the true and fair presentation of the financial information that are free from material misstatement, whether due to fraud or error; selecting and applying appropriate accounting policies; and making accounting estimates that are reasonable in the circumstances.

ACCOUNTANTS’ REPORT

The directors of the HK Listco are responsible for the contents of the Circular in which this report is included.

Reporting accountant's responsibility

Our responsibility is to form an independent opinion, based on our examination, on the financial information and to report our opinion solely to you.  We carried out our procedures in accordance with the Auditing Guideline 3.340 “Prospectuses and the reporting accountant” issued by the Hong Kong Institute of Certified Public Accountants (“HKICPA”).

Opinion

In our opinion, the financial information, for the purposes of this report, give a true and fair view of the state of affairs of the Company as at March 31, 2008, 2009 and 2010 and at December 31, 2010 and of the Company's results and cash flows for each of the Relevant Periods.

Review of stub period comparative financial information

We have reviewed the stub period comparative financial information set out in Sections [A] to [B] below which comprises the statement of comprehensive income, the statement of changes in equity and the statement of cash flows for the nine months ended December 31, 2009 and a summary of significant accounting policies and other explanatory notes.

The directors of the Company and the management of the Seller are responsible for the preparation and presentation of the stub period comparative financial information in accordance with the accounting policies set out in note 2 of Section B below which are in conformity with IFRS.

Our responsibility is to express a conclusion on the stub period comparative financial information based on our review.  We conducted our review in accordance with Hong Kong Standard on Review Engagements 2410, "Review of Interim Financial information Performed by the Independent Auditor of the Entity" issued by the HKICPA.  A review consists of making inquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures.  A review is substantially less in scope than an audit conducted in accordance with Hong Kong Standards on Auditing and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit.  Accordingly, we do not express an audit opinion.

Based on our review, nothing has come to our attention that causes us to believe that the stub period comparative financial information, for the purpose of the Circular, has not been prepared, in all material respects, in accordance with the accounting policies set out in note 2 of Section B below which are in conformity with IFRSs.

ACCOUNTANTS’ REPORT

Section A:
Financial information

The following is the financial information of the Company as at March 31, 2008, 2009 and 2010 and December 31, 2010 and for each of the years ended March 31, 2008, 2009 and 2010, and the nine months period ended December 31, 2010.

Statement of financial position

					As at
		As at March 31,			December 31,
	Notes	2008	2009	2010	2010
		USD	USD	USD	USD

ASSETS
Non-current assets
Property, plant and equipment	6	128,585,815	178,765,039	174,395,286	179,724,828
Intangible asset	7	45,921	27,731	10,067	3,386
Inventories	10	11,002,684	13,989,643	13,714,952	13,894,381
Long term VAT recoverable	9	8,106,397	2,423,940	3,113,939	4,300,937
Trade and other receivables	8	11,893,451	122,040	141,312	843,697
Restricted cash	11	622,697	588,217	770,553	875,051
		160,256,965	195,916,610	192,146,109	199,642,280

Current assets
Inventories	10	4,882	5,029	2,895	2,576
Trade and other receivables	8	8,149,710	6,022,719	10,266,062	11,629,097
Income tax recoverable		9,301	38,340	39,751	51,020
Cash and cash equivalents	12	2,122,730	2,393,216	3,448,001	3,000,565
		10,286,623	8,459,304	13,756,709	14,683,258

TOTAL ASSETS		170,543,588	204,375,914	205,902,818	214,325,538

OWNER’S EQUITY
Charter capital	29	500	500	500	500
Other reserve		16,757,594	14,282,961	11,615,631	9,545,513
Retained earnings		831,182	27,985,108	40,871,634	39,543,853
Total owner’s equity		17,589,276	42,268,569	52,487,765	49,089,866

ACCOUNTANTS’ REPORT

Financial information (continued)

Statement of financial position (continued)

					As at
		As at March 31,			December 31,
	Notes	2008	2009	2010	2010
		USD	USD	USD	USD

LIABILITIES
Non-current liabilities
Asset retirement obligations	13	3,728,531	4,263,994	4,712,345	5,079,715
Deferred income tax liabilities, net	14	3,254,708	5,467,528	2,905,206	1,304,231
Amount due to parent company	16	115,473,193	118,519,920	115,901,015	110,647,375
Interest payable due to parent company	16	8,258,483	14,846,539	21,521,866	26,395,573
Obligations under finance lease	17	-	-	369,801	230,274
		130,714,915	143,097,981	145,410,233	143,657,168

Current liabilities
Trade and other payables	15	22,239,397	19,009,364	7,819,801	21,371,377
Obligations under finance lease	17	-	-	185,019	207,127
		22,239,397	19,009,364	8,004,820	21,578,504

Total liabilities		152,954,312	162,107,345	153,415,053	165,235,672

TOTAL EQUITY AND LIABILITIES		170,543,588	204,375,914	205,902,818	214,325,538

Net current (liabilities) / assets		(11,952,774)	(10,550,060)	5,751,889	(6,895,246)

Total assets less current liabilities		148,304,191	185,366,550	197,897,998	192,747,034

ACCOUNTANTS’ REPORT

Financial information (continued)

Statement of comprehensive income

					Nine months period ended
		Year ended March 31,			December 31,
	Notes	2008	2009	2010	2009	2010
		USD	USD	USD	USD	USD
					(Unaudited)

Revenue	5	60,196,625	69,616,875	57,274,526	41,735,735	41,638,143

Operating expenses
Purchases, services and other		1,957,645	2,723,331	3,935,482	3,173,563	2,894,172
Geological and geophysical expense		6,586,790	4,665,269	641,205	354,478	7,445,260
Employee compensation costs	18	2,893,483	3,608,239	2,927,939	2,400,436	3,152,682
Depreciation, depletion and amortization		21,669,003	10,641,963	15,638,479	8,448,422	12,028,082
Operating lease expense		2,167,533	2,808,661	1,244,125	880,851	990,560
Administrative expenses		2,901,098	2,789,265	1,841,051	1,314,409	1,817,251
Taxes other than income taxes	19	1,557,388	9,509,744	13,542,468	9,502,812	11,500,033
Write-off of inventories		79,641	139,992	214,946	161,614	61,925
Other expense	20	319,036	102,003	368,444	249,840	58,578

Total operating expenses		40,131,617	36,988,467	40,354,139	26,486,425	39,948,543

Profit from operations		20,065,008	32,628,408	16,920,387	15,249,310	1,689,600

Finance income	21	78,988	3,233,948	272,809	150,859	282,017
Finance costs	21	(5,403,172)	(6,495,610)	(6,868,992)	(5,246,824)	(4,900,373)

Finance costs - net		(5,324,184)	(3,261,662)	(6,596,183)	(5,095,965)	(4,618,356)

Profit/(loss) before income tax		14,740,824	29,366,746	10,324,204	10,153,345	(2,928,756)

Income tax (expense)/credit	22	(7,060,210)	(2,212,820)	2,562,322	865,068	1,600,975

Net profit/ (loss) for the year/period	23	7,680,614	27,153,926	12,886,526	11,018,413	(1,327,781)

Total comprehensive income/ (loss) for the year/period		7,680,614	27,153,926	12,886,526	11,018,413	(1,327,781)

ACCOUNTANTS’ REPORT

Financial information (continued)

Statement of changes in equity

			(Accumulated
	Charter		losses)/retained	Total
	capital	Other reserve	earnings	equity
	USD	USD	USD	USD

As at April 1, 2008	500	18,200,133	(6,849,432)	11,351,201
Comprehensive income for the year
Deemed contribution from parent	-	(1,442,539)	-	(1,442,539)
company
Net profit for the year	-	-	7,680,614	7,680,614
As at March 31, 2008	500	16,757,594	831,182	17,589,276

Comprehensive income for the year
Deemed contribution from parent	-	(2,474,633)	-	(2,474,633)
company
Net profit for the year	-	-	27,153,926	27,153,926
As at March 31, 2009	500	14,282,961	27,985,108	42,268,569

Comprehensive income for the year
Deemed contribution from parent	-	(2,667,330)	-	(2,667,330)
company
Net profit for the year	-	-	12,886,526	12,886,526
As at March 31, 2010	500	11,615,631	40,871,634	52,487,765

Nine months period ended
December 31, 2009 (Unaudited)
As at April 1, 2009	500	14,282,961	27,985,108	42,268,569
Comprehensive income for the period
Deemed contribution from parent	-	(1,981,498)	-	(1,981,498)
company
Net profit for the period	-	-	11,018,413	11,018,413
As at December 31, 2009	500	12,301,463	39,003,521	51,305,484

Nine months period ended
December 31, 2010
As at April 1, 2010	500	11,615,631	40,871,634	52,487,765
Comprehensive loss for the period
Deemed contribution from parent	-	(2,070,118)	-	(2,070,118)
company
Net loss for the period	-	-	(1,327,781)	(1,327,781)
As at December 31, 2010	500	9,545,513	39,543,853	49,089,866

 Notes

Other reserve represents deemed contribution from the Parent Company arising from fair value adjustment fixed interest rate borrowings from the Parent Company.  Details of this are set out in note 16.

ACCOUNTANTS’ REPORT

Financial information (continued)

Statement of cash flows

					Nine months
					period ended
		Year ended March 31,			December 31,
		2008	2009	2010	2009	2010
	Notes	USD	USD	USD	USD	USD
					(Unaudited)

Cash flows from operating activities
Cash generated from operations	24	56,764,295	55,952,958	22,585,509	17,498,985	32,438,609
Interest element of finance lease
rentals paid		-	-	(23,060)	-	(66,843)
Income tax paid		(236)	(29,039)	(1,411)	-	(11,269)
Net cash generated from operating activities		56,764,059	55,923,919	22,561,038	17,498,985	32,360,497

Investing activities

Purchase of property, plant and equipment		(64,589,199)	(34,826,543)	(10,371,160)	(7,748,722)	(16,502,480)
Purchase of intangible assets		(53,883)	-	(267)	(267)	(460)
Interest income received		78,988	244,166	272,809	150,859	282,017
Exploration costs		(6,586,790)	(4,665,269)	(641,205)	(354,478)	(7,445,260)
Increase in inventories and advances for inventories for capital projects		(28,866,559)	(17,485,787)	(554,094)	(557,748)	(1,959,833)
Increase in restricted cash		(319,000)	-	(182,336)	(175,843)	(104,498)
Net cash used in investing activities		(100,336,443)	(56,733,433)	(11,476,253)	(8,686,199)	(25,730,514)

Financing activities

Loans from parent company		44,850,000	1,080,000	-	-	-
Capital element of finance lease
rentals paid		-	-	-	-	(117,419)
Repayment of loans to parent
company		-	-	(10,030,000)	(6,600,000)	(6,960,000)
Net cash generated from/(used in) financing activities		44,850,000	1,080,000	(10,030,000)	(6,600,000)	(7,077,419)

Net increase/(decrease) in cash and cash equivalents		1,277,616	270,486	1,054,785	2,212,786	(447,436)

Cash and cash equivalents at beginning of the year/period		845,114	2,122,730	2,393,216	2,393,216	3,448,001
Cash and cash equivalents at end of the year/period	12	2,122,730	2,393,216	3,448,001	4,606,002	3,000,565

ACCOUNTANTS’ REPORT

Section B:
Notes to the financial information

1.         General information

The Company is an entity organized under the laws of Kazakhstan on March 20, 2002 and is the sole operating subsidiary of the Seller.  The Company is engaged in oil and gas exploration, production and sale, and operates four onshore oil fields near Aktau in the Caspian Sea of Western Kazakhstan.  The registered and principal addresses of the Company are the same, being the Petroleum Depot, Daulet Village, Munailinskiy Region, 130005, Mangistau Oblast, Republic of Kazakhstan.

The Company is the operator of a number of oil and gas fields in Western Kazakhstan close to the Caspian Sea.  The Government of the Republic of Kazakhstan (the “Government”) initially issued the licence to Zhanaozen Repair and Mechanical Plant (“Zhanaozen”) on April 30, 1999 to explore the Aksaz, Dolinnoe and Emir oil and gas fields (the “ADE Block” or the “ADE Fields”).  On June 9, 2000, a contract for exploration for the Aksaz, Dolinnoe and Emir oil and gas fields was entered into between the Agency of the Republic of Kazakhstan on Investments and Zhanaozen.  On September 23, 2002, the contract was assigned to the Company.  On September 10, 2004, the Government extended the term of the contract for exploration and licence from five years to seven years to July 9, 2007.  On February 27, 2007, the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan (the “MEMR”) granted a second exploration period which was an extension to July 2009 for the entire exploration contract territory.  On December 7, 2004, the Government assigned to the Company an exclusive right to explore an additional 260 square kilometres of land adjacent to the ADE Block, which is referred to as the “Southeast Block”.  The Southeast Block includes the Kariman field and the Yessen and Borly structures and is governed by the terms of the Company’s original contract.  On June 24, 2008, the MEMR agreed to extend the exploration stage of the Company’s contract from July 2009 to January 2013 in order to permit the Company to conduct additional exploration drilling and testing activities within the ADE Block and the Southeast Block.

On October 15, 2008, the MEMR approved Addendum #6 to Contract No. 482 with the Company, dated June 9, 2000 extending Company’s exploration territory from 460 square kilometres to a total of 850 square kilometres (approximately 210,114 acres).  The additional territory is located to the north and west of the Company’s current exploration territory, extending the exploration territory toward the Caspian Sea and is referred to herein as the “Northwest Block”.  The Northwest Block is governed by the terms of the Company’s exploration stage contract on the ADE Block and the Southeast Block.

To move from the exploration stage to the commercial production stage, the Company must apply for and be granted a commercial production contract.  The Company is legally entitled to apply for a commercial production contract and has an exclusive right to negotiate this contract.  The Government is obligated to conduct these negotiations under the Law on Petroleum in Kazakhstan.  If the Company does not move from the exploration stage to the commercial production stage, it has the right to produce and sell oil, including export oil, under the Law on Petroleum for the term of its existing contract.

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

2.        Summary of significant accounting policies

(a)       Basis of preparation

The Company prepared the accompanying financial information in accordance with IFRS issued by the IASB.

The principal accounting policies used in preparation of the financial information are set out below.  The policies have been consistently applied to all years presented unless otherwise stated.  The financial information has been prepared under the historical cost convention.

The preparation of financial information in conformity with IFRS requires the use of certain critical accounting estimates.  It also requires management to exercise its judgement in the process of applying the Company's accounting policies.  The areas involving a higher degree of judgement and complexity, or areas where assumptions and estimates are significant to the financial information are set out in note 4.

(b)       Recent accounting pronouncements

(i)	New standards, amendments and interpretations to existing standards adopted by the Company

The IASB has issued one new IFRS, a number of amendments to IFRSs and new Interpretations that are first effective for the current accounting period of the Company.  Of these, the following developments are relevant to the Company financial information:

IFRSs (Amendments)	Improvements to IFRSs 2009
IFRS 1 (Revised)	First-time Adoption of Hong Kong Financial Reporting
Standards
IFRS 1 (Amendments)	Additional Exemptions for First-time Adopters
IFRS 2 (Amendments)	Group Cash-settled Share-based Payment Transactions
IFRS 3 (Revised)	Business Combinations
IFRS 5 (Amendments)	Non-current Assets Held for Sale and Discontinued Operations
IAS 27 (Revised)	Consolidated and Separate Financial Statements
IAS 39 (Amendments)	Eligible Hedged Items
IFRIC 17	Distributions of Non-cash Assets to Owners
IFRIC 18	Transfers of Assets from Customers

The above amendments to IFRSs have had no material impact on the Company’s results of operations and financial position, or do not contain any additional disclosure requirements specifically applicable to the financial information.

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

2.         Summary of significant accounting policies (continued)

(b)        Recent accounting pronouncements (continued)

(ii)	New standards, amendments and interpretations to existing standards not yet effective and not early adopted

Up to the date of approval of this financial information, the IASB has issued a number of amendments, new standards and Interpretations which are not yet effective and which have not been adopted in the financial information.  Of these developments, the following relates to matters that may be relevant to the Company’s operation and financial information:

IFRSs (Amendments)	Improvements to IFRSs issued in 2010 (1)
IFRS 1 (Amendments)	Limited Exemption from Comparative IFRS 7 Disclosures for First-time Adopters (2)
IFRS 7 (Amendments)	Disclosures – Transfers of Financial Assets (3)
IFRS 9	Financial Instruments (4)
IAS 12 (Amendments)	Deferred Tax: Recovery of Underlying Assets (5)
IAS 24 (Revised)	Related Party Disclosures (6)
IAS 32 (Amendments)	Classification of Rights Issues (7)
IFRIC 14 (Amendments)	Prepayments of a Minimum Funding Requirement (6)
IFRIC 19	Extinguishing Financial Liabilities with Equity Instruments (2)

                              (1)             Effective for annual periods beginning on or after July 1, 2010 or January 1, 2011, as appropriate.
(2)         Effective for annual periods beginning on or after July 1, 2010.
(3)         Effective for annual periods beginning on or after July 1, 2011.
(4)         Effective for annual periods beginning on or after January 1, 2013.
(5)         Effective for annual periods beginning on or after January 1, 2012.
(6)         Effective for annual periods beginning on or after January 1, 2011.
(7)         Effective for annual periods beginning on or after February 1, 2010.

IFRS 9 Financial Instruments introduces new requirements for the classification and measurement of financial assets and will be effective from January 1, 2013, with earlier application permitted.  The Standard requires all recognised financial assets that are within the scope of IAS 39 Financial Instruments: Recognition and Measurement to be measured at either amortized cost or fair value. Specifically, debt investments that (i) are held within a business model whose objective is to collect the contractual cash flows and (ii) have contractual cash flows that are solely payments of principal and interest on the principal outstanding are generally measured at amortized cost.  All other debt investments and equity investments are measured at fair value.  The application of IFRS 9 might affect the classification and measurement of financial assets.

The directors of the Company anticipate that the application of the other new and revised Standards, Amendments or Interpretations will have no material impact on financial information.

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

2.         Summary of significant accounting policies (continued)

(b)	Recent accounting pronouncements (continued)

(ii)	New standards, amendments and interpretations to existing standards not yet effective and not early adopted (continued)

The Company is in the process of making an assessment of what the impact of these amendments is expected to be in the period of initial application but is not yet in a position to determine whether their adoption will have a significant impact on the Company’s results of operations and financial position.

(c)	Foreign currency translation

(i)	Functional and presentation currency

Items included in the financial information of the Company is measured using the currency of the primary economic environment in which the entity operates (the "functional currency").  While most assets and operations of the Company are located in the Republic of Kazakhstan, its primary economic environment is the oil and gas industry.  The functional currency of the oil and gas industry is United States Dollars (USD).  The Parent Company is a USA corporation engaged solely in the oil and gas industry and the Parent company is the sole provider of funds to the  Company which are almost all sourced in USD.  For these reasons the functional currency of the Company and the Parent Company is USD.  The presentation currency of the financial information is USD.

(ii)	Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions.  Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the statement of comprehensive income.

Foreign exchange gains and losses are presented in the statement of comprehensive income within “finance income” or “finance costs” as appropriate.

(d)	Property, plant and equipment

Property, plant and equipment, including oil and gas properties, is stated at historical cost less accumulated depreciation, depletion, amortization and impairment.  Historical cost includes expenditures that are directly attributable to the acquisition of the items.

Subsequent costs are included in the asset's carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably.  The carrying amount of any replaced part is derecognized.  All other repairs and maintenance are charged to the statement of comprehensive income during the reporting year in which they are incurred.

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

2.         Summary of significant accounting policies (continued)

(d)	Property, plant and equipment (continued)

Except for oil and gas properties, depreciation is calculated using the straight-line method to allocate their cost less their residual values over their estimated useful lives, as follows:

Gas utilization facility                                                                     10 years
Buildings and improvements                                                         7-10 years
Office equipment                                                                              3-5 years
Motor vehicles and production equipment                                  3-10 years

The assets' residual values and useful lives are reviewed and adjusted, if appropriate, at the end of each reporting period.  An asset's carrying amount is written down immediately to its recoverable amount if the asset's carrying amount is greater than its estimated recoverable amount.

Construction in progress is not depreciated until it is ready for its intended use.

Gains and losses on disposals are determined by comparing proceeds with the carrying amount and are recognized in the statement of comprehensive income.

(e)	Oil and gas properties

The successful efforts method of accounting is used for the oil and gas exploration and production activities.  Under this method, all costs for development wells, support equipment and facilities, and proved mineral interests in oil and gas properties are capitalized.  Wells with proved developed reserves which are not in production are capitalized as oil and gas properties subject to impairment review.  Geological and geophysical costs are expensed when incurred.  Costs of exploratory wells are capitalized as construction in progress pending determination of whether the wells find proved oil and gas reserves.  Proved oil and gas reserves are the estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made.  Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

Exploratory wells in areas not requiring major capital expenditures are evaluated for economic viability within one year of completion of drilling.  The related well costs are expensed as dry holes if it is determined that such economic viability is not attained.  Otherwise, the related well costs are reclassified to oil and gas properties and subject to impairment review. For exploratory wells that are found to have economically viable reserves in areas where major capital expenditure will be required before production can commence, the related well costs remain capitalized only if additional drilling is under way or firmly planned.  Otherwise the related well costs are expensed as dry holes.

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

2.         Summary of significant accounting policies (continued)

(e)	Oil and gas properties (continued)

The cost of oil and gas properties is amortized at the field level based on the unit of production method.  Unit of production rates are based on oil and gas proved developed producing reserves estimated to be recoverable from existing facilities based on the current terms of the respective production agreements.  The Company's reserves estimates represent crude oil and gas which management believes can be reasonably produced within the current terms of their production agreements.

(f)	Impairment of non-financial assets

Assets that are subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  An impairment loss is recognized for the amount by which the asset's carrying amount exceeds its recoverable amount.  The recoverable amount is the higher of an asset's fair value less costs to sell and value in use.  For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units).  Non-financial assets other than goodwill that suffered an impairment are reviewed for possible reversal of the impairment at each reporting date.

(g)	Intangible asset

Intangible asset represents computer software.  Acquired computer software licences are capitalized on the basis of the costs incurred to acquire and bring to use the specific software.   These costs are amortized over their estimated useful lives of 3 to 4 years.

(h)	Loans and receivables

The Company's loans and receivables comprise “trade and other receivables” in the statements of financial position.

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market.  They are included in current assets, except for those with an expected realization longer than 12 months after the end of the reporting period.  These are classified as non-current assets.

(i)	Leases

An arrangement, comprising a transaction or a series of transactions, is or contains a lease if the Company determines that the arrangement conveys a right to use a specific asset or assets for an agreed period of time in return for a payment or a series of payments.  Such a determination is made based on an evaluation of the substance of the arrangement and is regardless of whether the arrangement takes the legal form of a lease.

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

2.         Summary of significant accounting policies (continued)

(i)	Leases (continued)

(i)	Classification of assets leased to the Company

Assets that are held by the Company under leases which transfer to the Company substantially all the risks and rewards of ownership are classified as being held under finance leases.  Leases which do not transfer substantially all the risks and rewards of ownership to the Company are classified as operating leases.

(ii)	Operating lease charges

Where the Company has the use of assets held under operating leases, payments made under the leases are charged to profit or loss in equal instalments over the accounting periods covered by the lease term, except where an alternative basis is more representative of the pattern of benefits to be derived from the leased asset.  Lease incentives received are recognised in profit or loss as an integral part of the aggregate net lease payments made.  Contingent rentals are charged to profit or loss in the accounting period in which they are incurred.

(j)	Inventories

Inventories are crude oil and materials and supplies which are stated at the lower of cost and net realizable value.  Materials and supplies costs are determined by the specific identification method. Crude oil costs are determined by the weighted average cost method.  The cost of crude oil comprises direct labour, depreciation, other direct costs and related production overhead, but excludes borrowing costs.

(k)	Trade and other receivables

Trade and other receivables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method, less provision for impairment.  A provision for impairment of trade receivables is established when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of the receivables.  The factors the Company considers when assessing whether a trade receivable is impaired include, but are not limited to significant financial difficulties of the customer, probability that the debtor will enter bankruptcy or financial reorganization and default or delinquency in payments.  The amount of the provision is the difference between the asset's carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate.

The carrying amount of the assets is reduced through the use of an allowance account, and the amount of the loss is recognized in the statement of comprehensive income.  When a trade receivable is uncollectible, it is written off against the allowance account for trade receivables.  Subsequent recoveries of amounts previously written off are credited against expenses in the statement of comprehensive income.

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

2.         Summary of significant accounting policies (continued)

(l)	Cash and cash equivalents

Cash and cash equivalents include cash on hand, deposits held at call with banks with original maturities of three months or less from the time of purchase.

(m)	Current and deferred income tax

The tax expense for the year comprises current and deferred tax.  Tax is recognized in the statement of comprehensive income, except to the extent that it relates to items recognized directly in equity.  In this case, the tax is also recognized in equity.

The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the end of the reporting period in the territories where the Company operate and generate taxable income.  Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation.  It establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

Deferred income tax is recognized, using the balance sheet liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial information.  However, the deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss.  Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the end of the reporting period and are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled.

Deferred income tax assets are recognized only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized.

(n)	Intra-group borrowings

The Company’s borrowings are all borrowings from the Parent Company and are recognized initially at fair value, net of transaction costs incurred.  In subsequent years, intra-group borrowings are stated at amortized cost using the effective yield method.  Any difference between proceeds (net of transaction costs) and the redemption value is recognized in the statement of comprehensive income over the year of the borrowings using the effective interest method.

Costs on intra-group borrowings are recognized as an expense in the year in which they are incurred except for the portion eligible for capitalization as part of qualifying property, plant and equipment.  Intra-group borrowings are classified as current liabilities unless the Company has unconditional rights to defer settlements of the liabilities for at least 12 months after the end of the reporting period.

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

2.         Summary of significant accounting policies (continued)

(o)	Trade payables

Trade payables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method.

(p)	Provisions and contingent liabilities

Provisions are recognized when the Company has present legal or constructive obligations as a result of past events, it is probable that an outflow of resources will be required to settle the obligations, and reliable estimates of the amounts can be made.

Where it is not probable that an outflow of economic benefits will be required, or the amount cannot be estimated reliably, the obligation is disclosed as a contingent liability, unless the probability of outflow of economic benefits is remote.  Possible obligations, whose existence will only be confirmed by the occurrence or non-occurrence of one or more future events are also disclosed as contingent liabilities unless the probability of outflow of economic benefits is remote.

Provision for future decommissioning and restoration is recognized in full on the installation of oil and gas properties.  The amount recognized is the present value of the estimated future expenditure determined in accordance with local conditions and requirements.  A corresponding addition to the related oil and gas properties of an amount equivalent to the provision is also created.  This is subsequently depreciated as part of the costs of the oil and gas properties.  Any change in the present value of the estimated expenditure other than due to passage of time, which is regarded as interest expense, is reflected as an adjustment to the provision and oil and gas properties.

Asset retirement obligations which meet the criteria of provisions are recognized as provisions and the amount recognized is the present value of the estimated future expenditure determined in accordance with local conditions and requirements, while a corresponding addition to the related oil and gas properties of an amount equivalent to the provision is also created.  This is subsequently depleted as part of the costs of the oil and gas properties.  Interest expenses from the assets retirement obligations for each period are recognized with the effective interest method during the useful life of the related oil and gas properties.

If the conditions for the recognition of the provisions are not met, the expenditures for the decommissioning, removal and site cleaning will be expensed in the statement of comprehensive income when occurred.

(q)	Employee benefits

The Company has defined contribution plans for mandatory pensions  for employees and has other social/welfare obligations in accordance with the local law and practices in the Republic of Kazakhstan.  A defined contribution plan is a pension and/or other social benefits plan under which the Company pays fixed contributions into a separate entity (a fund) and will have no legal or constructive obligations to pay further contributions if the fund does not hold sufficient assets to pay all employees benefits relating to employee service in the current and prior periods.

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

2.       Summary of significant accounting policies (continued)

(q)	Employee benefits (continued)

The contributions and welfare payments are recognized as employee benefit expenses in profit or loss when they are due.

(r)	Revenue recognition

Revenue and associated costs from the sale of oil and gas are recognised in the period when persuasive evidence of an arrangement exists, the price to the buyer is fixed or determinable, collectability is reasonably assured, delivery of oil and gas has occurred or when ownership title transfers.

(s)	Interest income recognition

Interest income on financial assets that are classified as loans and receivables, and interest expense on financial liabilities other than those at fair value through profit or loss are determined using the effective interest method. The effective interest method is a method of calculating the amortized cost of a financial asset or financial liability (or group of financial assets or liabilities) and of allocating the interest income or interest expense over the expected life of the asset or liability. The effective interest rate is the rate that exactly discounts estimated future cash flows to the instrument's initial carrying amount. Calculation of the effective interest rate takes into account fees payable or receivable, that are an integral part of the instrument's yield, premiums or discounts on acquisition or issue, early redemption fees and transaction costs. All contractual terms of a financial instrument are considered when estimating future cash flows.

(t)	Repairs and maintenance

Repairs and maintenance are recognized as expenses in the year in which they are incurred.

(u)	Liquidation fund

The liquidation fund (site restoration and abandonment liability) is related primarily to the conservation and liquidation of the Company’s wells and similar activities related to its oil and gas properties, including site restoration. Management assesses an obligation related to these costs with sufficient certainty based on internally generated engineering estimates, current statutory requirements and industry practices. The Company recognizes the estimated fair value of this liability. These estimated costs are recorded as an increase in the cost of oil and gas assets with a corresponding increase in the liquidation fund which is presented as a long-term liability. The oil and gas assets relating to the liquidation fund are depreciated on the unit of production basis separately for each field. An accretion expense, resulting from the changes in the liability due to passage of time by applying an effective interest method of allocation to the amount of the liability, is recorded as accretion expenses in the statement of comprehensive income.

The adequacies of the liquidation fund are periodically reviewed in the light of current laws and regulations and adjustments made as necessary.

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

2.         Summary of significant accounting policies (continued)

(v)	Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-maker.  The chief operating decision-maker, who is responsible for allocating resources and assessing performance of the operating segments, has been identified as the board of directors.  The Company operates as a single operating segment which is the production and sale of oil and gas.  No geographical information has been presented as all of the Company’s sales are generated from sales in Kazakhstan.

For the year ended March 31, 2008, 2009 and 2010, and nine months period ended December 31, 2009 and 2010, there was one customer for the production and sale of oil which bought USD57,626,429, USD65,721,241, USD56,135,606, USD40,596,215 and USD40,455,646, which accounted for over 90% of total sales of the Company.

The Company’s gas is sold exclusively to Aktau Gas Producing Plant (“AGPP”) the utility which provides gas to the Aktau region.

(w)	Related parties

For the purposes of this financial information, a party is considered to be related to the Company if:

(i)
the party has the ability, directly or indirectly through one or more intermediaries, to control the Company or exercise significant influence over the Company in making financial and operating policy decisions, or has joint control over the Company;

(ii)	the Company and the party are subject to common control;
(iii)	the part is an associate of the Company or a joint venture in which the Company is a venture;
(iv)
the party is a member of key management personnel of the Company or the Company’s parent, or a close family member of such an individual, or is an entity under the control, joint control or significant influence of such individuals;

(v)	the part is a close family member of a party referred to in (i) or is an entity under the control, joint control or significant influence of such individuals; or
(vi)	the party is a post-employment benefit plan which is for the benefit of employees of the group or of any entity that is a related party of the Company.

Close family members of an individual are those family members who may be expected to influence, or be influenced by, that individual in their dealings with the entity.

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

3.         Financial risk management

3.1       Financial risk factors

The Company's activities expose it to a variety of financial risks, including foreign exchange risk, credit risk and liquidity risk.

(a)       Foreign exchange risk

Our functional currency is the USD (note 2(c)(i)) and to the extent that business transactions in Kazakhstan are denominated in the Kazakhstan Tenge we are exposed to transaction gains and losses that could result from fluctuations in the USD - Kazakhstan Tenge exchange rate.  The Company does not engage in hedging transactions to protect itself from such risk, because management believes that the effects of foreign exchange risk is insignificant.

The foreign-denominated monetary assets and liabilities are revalued on a monthly basis with gains and losses on revaluation reflected in net income.  A hypothetical 10% favourable or unfavourable change in the foreign currency exchange rate would have affected the Company’s net profit/(loss) for the Relevant Periods by less than USD1 million.

(b)       Credit risk

The majority of the cash at bank balance is placed with private banks and financial institutions. For banks and financial institutions, only high credit quality financial institutions are accepted.  Therefore, the Company’s credit risk arises primarily from trade and other receivables.  Oil and gas sales are generally unsecured.  Except for the write-off of other receivables of USD346,977 for the year ended March 31, 2009, the Company has not had any significant credit losses in the past and believes its accounts receivable are fully collectable.  Accordingly, no allowance for doubtful accounts has been provided.

The Company is dependant on one customer for sales of crude oil.  A reduction by this customer in the volumes of oil it purchases could result in a substantial decline in the Company’s revenues and net profit/(loss).

Similarly, the Company is dependant on one customer for sales of crude gas.  A reduction by this customer in the volumes of gas it purchases could result in a substantial decline in the Company’s revenues and net profit/(loss).

During the years ended March 31, 2008, 2009 and 2010 and nine months period ended December 31, 2009 and 2010, the Company sold approximately 91%, 81%, 95%, 94% (unaudited) and 98% of the Company’s crude oil production to Titan Oil Trading GmbH (“Titan Oil”) respectively.  Revenue from oil sold to Titan Oil made up 96%, 94%, 98%, 97% (unaudited) and 97% of the Company’s revenue during the year ended March 31, 2008, 2009, 2010 and nine months period ended December 31, 2009 and 2010 respectively.  The loss of Titan Oil could have a material adverse effect on the Company’s operations in the short-term.  Based on current demand for crude oil and the fact that alternate customers are readily available, the management is of the view that the loss of Titan Oil would not materially adversely affect the Company’s operations in the medium and long-term.

The Company’s gas is sold exclusively to Aktau Gas Producing Plant (“AGPP”) the utility which provides gas to the Aktau region.

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

3.         Financial risk management (continued)

3.1       Financial risk factors (continued)

(c)       Liquidity risk

As of March 31, 2008, 2009 and December 31, 2010, the Company had net current liabilities of approximately USD11,953,000, USD10,550,000 and USD6,895,000 respectively, which include trade and other payables of approximately USD22,239,000, USD19,009,000 and USD21,371,000 respectively.  The directors of the Company closely monitor the cash flows of the Company and, upon maturity, would arrange bank loans, where necessary, to enable the Company to carry on its operations in the foreseeable future. At the end of the reporting period, the Parent Company of the Company agreed to provide sufficient funds for the Company as needed. In this regard, the directors consider that the Company's liquidity risk is significantly reduced.

The Company’s liquidity risk is managed on a group basis by the Parent Company.  This management of the Company’s liquidity risk involves maintaining sufficient cash and cash equivalents and an adequate availability of funding through an appropriate amount of committed credit facilities.

The table below analyses the Company’s interest bearing liabilities and related interest and other long term and short term liabilities classified by maturity.  The Company has based the analysis on the remaining years at the end of the relevant reporting period up to the contractual maturity date for each liability.

The amounts disclosed in the table are the contractual undiscounted cash flows of principal amounts and interest.

Balances due within 12 months are shown at their carrying amounts as the effect of discounting is not significant.

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

3.         Financial risk management (continued)

3.1       Financial risk factors (continued)

(c)       Liquidity risk (continued)

At March 31, 2008	Less than 1 year	Between 1 and 2 years	Between 2 and 5 years	Over 5 years
	USD	USD	USD	USD
Amount due to parent company and interest payable	-	-	88,791,219	34,940,457
Trade and other payables	22,239,397	-	-	-

At March 31, 2009	Less than 1 year	Between 1 and 2 years	Between 2 and 5 years	Over 5 years
	USD	USD	USD	USD
Amount due to parent company and interest payable	-	-	133,366,459	-
Trade and other payables	19,009,364	-	-	-

At March 31, 2010	Less than 1 year	Between 1 and 2 years	Between 2 and 5 years	Over 5 years
	USD	USD	USD	USD
Amount due to parent company and interest payable	-	-	137,422,881	-
Trade and other payables	7,819,801	-	-	-

At December 31, 2010	Less than 1 year	Between 1 and 2 years	Between 2 and 5 years	Over 5 years
	USD	USD	USD	USD
Amount due to parent company and interest payable	-	-	137,042,948	-
Trade and other payables	21,371,377	-	-	-

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

3.        Financial risk management (continued)

3.2      Capital risk management

Capital is managed at a group level by the Parent Company.  The Parent Company's objectives when managing capital on behalf of the Company are to safeguard the Parent Company’s and the Company’s ability to continue as a going concern in order to provide returns for the Parent Company and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

The Parent Company monitors capital it supplies to the Company on the basis of the ratio between the Company’s capital and its “net debt”.  This ratio is calculated as net debt divided by total capital.  Net debt is calculated as total intra-group borrowings less cash and cash equivalents.  Total capital is calculated as owner’s equity as shown in the statement of financial position plus net debt.  The capital to net debt ratios at March 31, 2008, 2009 and 2010, and December 31, 2010 were as follows:

				As at
	As at March 31,			December 31,
	2008	2009	2010	2010
	USD	USD	USD	USD

Total intra-group borrowings (note 16)	123,731,676	133,366,459	137,422,881	137,042,948
Less: cash and cash equivalents (note 12)	(2,122,730)	(2,393,216)	(3,448,001)	(3,000,565)

Net debt	121,608,946	130,973,243	133,974,880	134,042,383
Total owner’s equity	17,589,276	42,268,569	52,487,765	49,089,866

Total capital	139,198,222	173,241,812	186,462,645	183,132,249

Ratio of capital to net debt	87%	76%	72%	73%

3.3      Fair value estimation

The methods and assumptions applied in determining the fair value of each class of financial assets and financial liabilities of the Company are disclosed in the respective accounting policies.  The carrying amounts of the following financial assets and financial liabilities (with the exception of the intra-group borrowings from the Parent Company) approximate their fair value as all of them are short-term in nature: cash and cash equivalents, current portion of trade and other receivables, current portion of trade and other payables and current portion of borrowings.

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

3.         Financial risk management (continued)

3.3      Fair value estimation (continued)

Set out below is a comparison by category of carrying amounts and fair values of all of the Company’s financial instruments that are carried in the financial information:

	Carrying amount				Fair value
	As at March 31,			As at December 31,	As at March 31,			As at December 31,
	2008	2009	2010	2010	2008	2009	2010	2010
	USD	USD	USD	USD	USD	USD	USD	USD

Financial assets
Cash and cash equivalents	2,122,730	2,393,216	3,448,001	3,000,565	2,122,730	2,393,216	3,448,001	3,000,565
Trade and other receivables	6,342,314	3,328,229	7,703,944	9,470,186	6,342,314	3,328,229	7,703,944	9,470,186

Financial liabilities
Trade and other payables	22,003,181	18,815,234	7,640,934	21,136,173	22,003,181	18,815,234	7,640,934	21,136,173
Amount and interest payable due to parent company	123,731,676	133,366,459	137,422,881	137,042,948	123,731,676	133,366,459	137,422,881	137,042,948

The fair values of financial assets and liabilities are included at the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

3.        Financial risk management (continued)

3.3      Fair value estimation (continued)

The following methods and assumptions were used to estimate the fair values:

•	Cash and short-term deposits, trade receivables, trade payables, and other current liabilities approximate their carrying amounts largely due to the short-term maturities of these instruments.

•
Receivables / borrowings are evaluated by the Company based on parameters such as interest rates, specific country risk factors, individual creditworthiness of the customer and the risk characteristics of the transactions.  As at each reporting date, the carrying amounts of such receivables, net of allowances, were not materially different from their calculated fair values.

4.        Critical accounting estimates and judgements

Estimates and judgements are regularly evaluated and are based on the Company’s historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

The matters described below are considered to be the most critical in understanding the estimates and judgements that are involved in preparing the Company’s financial information.

(a)       Estimation of proved oil reserves

Proved Reserves are those quantities of petroleum that by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be commercially recoverable, from a given date forward, from known reservoirs and under defined economic conditions, operating methods, and government regulations.  Economic conditions include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.  Proved Developed Reserves are expected to be recovered from completion intervals that are open and producing at the time of the estimate. Proved Undeveloped Reserves are quantities expected to be recovered through future investments: from new wells on undrilled acreage in known accumulations, from extending existing wells to a different (but known) reservoir, or from infill wells that will increase recovery.

The Company’s reserve estimates were prepared for each oilfield and include crude oil and gas that the Company believes can be reasonably produced within current economic and operating conditions.

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

4.        Critical accounting estimates and judgements (continued)

(a)       Estimation of proved oil reserves (continued)

Proved Reserves cannot be measured exactly.  Reserve estimates are based on many factors related to reservoir performance that require evaluation by the engineers interpreting the available data, as well as price and other economic factors.  The reliability of these estimates at any point in time depends on both the quality and quantity of the technical and economic data, and the production performance of the reservoirs as well as engineering judgement. Consequently, reserve estimates are subject to revision as additional data become available during the producing life of a reservoir.  When a commercial reservoir is discovered, Proved Reserves are initially determined based on limited data from the first well or wells. Subsequent data may better define the extent of the reservoir and additional production performance.  Well tests and engineering studies will likely improve the reliability of the reserve estimate.  The evolution of technology may also result in the application of improved recovery techniques such as supplemental or enhanced recovery projects, or both, which have the potential to increase reserves beyond those envisioned during the early years of a reservoir’s producing life.

Proved Reserves are key elements in the Company’s investment decision-making process.  They are also an important element in testing for impairment.  The Company classified its Proved Reserves into Proved Developed Reserves and Proved Undeveloped Reserves.  Proved Developed Reserves are the basis for the calculation of unit of production depreciation, depletion and amortization recorded in the Company’s financial information for property, plant and equipment related to oil and gas production activities.  A reduction in Proved Developed Reserves will increase depreciation, depletion and amortization charges (assuming constant production) and reduce net profit. Proved Reserve estimates are subject to revision, either upward or downward based on new information, such as from development drilling and production activities or from changes in economic factors, including product prices, contract terms or development plans.  In general, changes in the technical maturity of oil reserves resulting from new information becoming available from development and production activities and change in oil price have tended to be the most significant causes of annual revisions.

(b)       Estimation of impairment of property, plant and equipment

Property, plant and equipment, including oil and gas properties, are reviewed for possible impairments when events or changes in circumstances indicate that the carrying amount may not be recoverable.  Determination as to whether and how much an asset is impaired involves management estimates and judgements such as future prices of crude oil and production profile.  However, the impairment reviews and calculations are based on assumptions that are consistent with the Company’s business plans.  Favourable changes to some assumptions may allow the Company to avoid the need to impair any assets in these years, whereas unfavourable changes may cause the assets to become impaired (note 6).

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

4.        Critical accounting estimates and judgements (continued)

(c)       Estimation of asset retirement obligations (“ARO”)

Provisions are recognized for the future decommissioning and restoration of oil and gas properties that will cease operation prior to the expiration of their exploration licence.  The amounts of the provision recognized are the present values of the estimated future expenditures that the Company is expected to incur.  The estimation of the future expenditures is based on current local conditions and requirements, including legal requirements, technology, price level, etc.  In addition to these factors, the present values of these estimated future expenditures are also affected by the estimation of the economic lives of the oil and gas properties.  Changes in any of these estimates will affect the operating results and the financial position of the Company over the remaining economic lives of the oil and gas properties.

(d)       Depreciation of property, plant and equipment

The Company determines the estimated useful lives and related depreciation charges for the Company’s property, plant and equipment. This estimate is based on the historical experience of the actual useful lives of property, plant and equipment of a similar nature and function.

(e)       Impairment of trade, other and long term VAT receivables

The policy for impairment of trade, other and long term VAT receivables of the Company is based on the evaluation of the collectability and aging analysis of trade, other and long term VAT receivables and on the judgement of management. A considerable amount of judgement is required in assessing the ultimate realisation of these receivables, including the current creditworthiness and the past collection history of the customers. Management reassesses the estimation at each reporting period.

(f)        Provision for obsolete inventories

Management reviews the condition of the inventories of the Company and makes provision for identified obsolete and slow-moving inventory items that are no longer suitable for sale. Management estimates the net realisable value for such inventories based primarily on the latest invoice prices and current market conditions. The Company carries out an inventory review at the end of each reporting period and makes provision for obsolete items. Management reassesses the estimation at the end of each reporting period.

5.        Revenue

Revenue and associated costs from the sale of oil and gas are recognised in the period when persuasive evidence of an arrangement exists, the price to the buyer is fixed or determinable, collectability is reasonably assured, delivery of oil and gas has been occurred or when ownership title transfers. Produced but unsold products are recorded as inventory until sold.

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

6.        Property, plant and equipment

	Oil and gas properties	Gas utilization facility	Construction in progress	Buildings and improvements	Office equipment	Motor vehicles and production equipment	Total

	USD	USD	USD	USD	USD	USD	USD

Cost

At March 31, 2007	67,904,839	-	4,165,654	326,251	281,703	1,066,823	73,745,270
Additions	76,737,094	-	1,972,000	2,977,524	91,223	1,416,396	83,194,237
Disposals	-	-	-	-	(2,942)	(78,423)	(81,365)
Transfer in/(out)	1,395,458	-	1,123,907	(2,519,365)	-	-	-
At March 31, 2008	146,037,391	-	7,261,561	784,410	369,984	2,404,796	156,858,142
Additions	55,385,492	-	580,000	4,767,507	238,587	71,642	61,043,228
Disposals	-	-	-	-	(3,144)	(15,354)	(18,498)
Transfer (out)/ in	(1,545,818)	13,470,631	(7,841,561)	(3,456,766)	-	(626,486)	-
At March 31, 2009	199,877,065	13,470,631	-	2,095,151	605,427	1,834,598	217,882,872
Additions	10,307,815	75,000	-	15,393	221,314	901,025	11,520,547
Disposals	-	-	-	-	(8,379)	(76,039)	(84,418)
Transfer in/(out)	-	24,107	-	-	(24,107)	-	-
At March 31, 2010	210,184,880	13,569,738	-	2,110,544	794,255	2,659,584	229,319,001
Additions	16,992,256	-	-	182	35,082	491,054	17,518,574
Disposals	-	-	-	-	(45)	(7,180)	(7,225)
At December 31, 2010	227,177,136	13,569,738	-	2,110,726	829,292	3,143,458	246,830,350

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

6.        Property, plant and equipment (continued)

	Oil and gas properties	Gas utilization facility	Construction in progress	Buildings and improvements	Office equipment	Motor vehicles and production equipment	Total

	USD	USD	USD	USD	USD	USD	USD

Accumulated depreciation

At March 31, 2007	(6,186,254)	-	-	(50,147)	(81,023)	(242,158)	(6,559,582)
Charge for the year	(21,447,415)	-	-	(53,175)	(83,671)	(155,105)	(21,739,366)
Written back on disposals	-	-	-	-	1,773	24,848	26,621
At March 31, 2008	(27,633,669)	-	-	(103,322)	(162,921)	(372,415)	(28,272,327)
Charge for the year	(10,308,039)	-	-	(295,263)	(124,383)	(132,108)	(10,859,793)
Written back on disposals	-	-	-	-	1,957	12,330	14,287
At March 31, 2009	(37,941,708)	-	-	(398,585)	(285,347)	(492,193)	(39,117,833)
Charge for the year	(14,991,935)	-	-	(540,671)	(119,000)	(179,970)	(15,831,576)
Written back on disposals	-	-	-	-	3,594	22,100	25,694
At March 31, 2010	(52,933,643)	-	-	(939,256)	(400,753)	(650,063)	(54,923,715)
Charge for the period	(10,591,920)	(904,648)	-	(401,252)	(72,992)	(211,036)	(12,181,848)
Written back on disposals	-	-	-	-	41	-	41
At December 31, 2010	(63,525,563)	(904,648)	-	(1,340,508)	(473,704)	(861,099)	(67,105,522)

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

6.        Property, plant and equipment (continued)

	Oil and gas properties	Gas utilization facility	Construction in progress	Buildings and improvements	Office equipment	Motor vehicles and production equipment	Total

	USD	USD	USD	USD	USD	USD	USD

Net book value

At March 31, 2008	118,403,722	-	7,261,561	681,088	207,063	2,032,381	128,585,815

At March 31, 2009	161,935,357	13,470,631	-	1,696,566	320,080	1,342,405	178,765,039

At March 31, 2010	157,251,237	13,569,738	-	1,171,288	393,502	2,009,521	174,395,286

At December 31, 2010	163,651,573	12,665,090	-	770,218	355,588	2,282,359	179,724,828

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

6.       Property, plant and equipment (continued)

(Unaudited)
	Oil and gas properties	Gas utilization facility	Construction in progress	Buildings and improvements	Office equipments	Motor vehicles and production equipment	Total

	USD	USD	USD	USD	USD	USD	USD

Cost
At March 31, 2009	199,877,065	13,470,631	-	2,095,151	605,427	1,834,598	217,882,872
Additions	8,024,096	75,000	-	15,393	48,158	122,460	8,285,107
Disposals	-	-	-	-	(8,379)	(61,064)	(69,443)
Transfer in/(out)	-	24,107	-	-	(24,107)	-	-
At December 31, 2009	207,901,161	13,569,738	-	2,110,544	621,099	1,895,994	226,098,536

Accumulated depreciation
At March 31, 2009	(37,941,708)	-	-	(398,585)	(285,347)	(492,193)	(39,117,833)
Charge for the period	(7,968,192)	-	-	(404,071)	(88,902)	(132,168)	(8,593,333)
Written back on disposals	-	-	-	-	3,594	8,622	12,216
At December 31, 2009	(45,909,900)	-	-	(802,656)	(370,655)	(615,739)	(47,698,950)

Net book value
At December 31, 2009	161,991,261	13,569,738	-	1,307,888	250,444	1,280,255	178,399,586

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

6.        Property, plant and equipment (continued)

The additions of oil and gas properties of the Company for the years ended March 31, 2008 and 2009 included USD1,308,130 and USD86,438 respectively relating to the asset retirement obligations recognized during the year (note 13).  Related depletion charges for the years ended March 31, 2008, 2009, 2010 and nine months ended December 2010 were amounted to USD254,572, USD449,025, USD448,351 and USD367,370 respectively.

Obligations under finance leases for motor vehicles are collateralized by the motor vehicles with net book values of USDnil, USDnil, USD738,363 and USD689,138 as at March 31, 2008, 2009, 2010 and December 31, 2010 respectively.

7.        Intangible asset

Software
USD
Cost

At March 31, 2007	62,821
Additions	53,883
Disposals	(4,338)
At March 31, 2008	112,366
Additions	-
At March 31, 2009	112,366
Additions	267
At March 31, 2010	112,633
Additions	460
At December 31, 2010	113,093

Accumulated amortization

At March 31, 2007	(40,634)
Charge for the year	(29,478)
Written back on disposals	3,667
At March 31, 2008	(66,445)
Charge for the year	(18,190)
At March 31, 2009	(84,635)
Charge for the year	(17,931)
At March 31, 2010	(102,566)
Charge for the period	(7,141)
At December 31, 2010	(109,707)

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

7.         Intangible asset (continued)

Software
USD

Net book value

At March 31, 2008	45,921

At March 31, 2009	27,731

At March 31, 2010	10,067

At December 31, 2010	3,386

Software
(Unaudited)	USD
Cost

At March 31, 2009	112,366
Additions	267
At December 31, 2009	112,633

Accumulated amortization

At March 31, 2009	(84,635)
Charge for the period	(13,599)
At December 31, 2009	(98,234)

Net book value

At December 31, 2009	14,399

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

8.        Trade and other receivables

(a)       Summary of trade and other receivables

				As at
	As at March 31,			December 31,
	2008	2009	2010	2010
	USD	USD	USD	USD
Financial assets
Current

Trade receivables	5,865,712	3,081,573	6,423,402	8,687,651
Advances to employees	372,124	105,339	440,159	640,712
Other receivables – others	104,478	141,317	840,383	141,823
	6,342,314	3,328,229	7,703,944	9,470,186

Non-financial assets
Current

Advances to suppliers	2,154,373	2,679,484	2,461,070	2,130,021
Less: Provision for impairment	(346,977)	-	-	-
Advances to suppliers - net	1,807,396	2,679,484	2,461,070	2,130,021
Advances to suppliers - related party (note 26)	-	15,006	101,048	28,890

Non-current

Advances for materials to be used in plant, property and equipment	11,893,451	122,040	141,312	843,697
	13,700,847	2,816,530	2,703,430	3,002,608

Total	20,043,161	6,144,759	10,407,374	12,472,794

Total current	8,149,710	6,022,719	10,266,062	11,629,097
Total non-current	11,893,451	122,040	141,312	843,697

Total	20,043,161	6,144,759	10,407,374	12,472,794

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

8.        Trade and other receivables (continued)

(b)       The fair values of trade and other receivables financial assets are as follows:

				As at
	As at March 31,			December 31,
	2008	2009	2010	2010
	USD	USD	USD	USD

Trade receivables	5,865,712	3,081,573	6,423,402	8,687,651
Other receivables	476,602	246,656	1,280,542	782,535

	6,342,314	3,328,229	7,703,944	9,470,186

(c)       The aging analysis of trade receivables is as follows:

As disclosed in note 3.1(b), over 90% of the trade receivables balance is related to Titan Oil. The Company has an established long term business relationship with this customer, therefore, the credit terms and credit period are determined in a flexible manner. The Company has continued monitoring the financial position of the customer to minimize the credit risk which may attach to its business. The following is an aging analysis of trade receivables (net of nil allowance for doubtful debts) based on the invoice date at the end of each reporting period.
				As at
	As at March 31,			December 31,
	2008	2009	2010	2010
	USD	USD	USD	USD

0 - 30 days	4,265,874	2,033,143	4,362,077	5,518,365
31 - 60 days	-	-	1,012,633	1,000,102
61 - 90 days	1,599,838	1,048,430	1,048,692	2,169,184

	5,865,712	3,081,573	6,423,402	8,687,651

The maximum exposure to credit risk at the end of each reporting period is the fair value of each class of trade and other receivables referred to above.  The Company does not hold any collateral as security.

(d)	The aging analysis of other receivables overdue but not impaired is as follows:

				As at
	As at March 31,			December 31,
	2008	2009	2010	2010
	USD	USD	USD	USD

< 1 year	476,602	246,656	1,280,542	782,535

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

8.        Trade and other receivables (continued)

(e)	The carrying amounts of trade and other receivables are denominated in the following currencies:

				As at
	As at March 31,			December 31,
	2008	2009	2010	2010
	USD	USD	USD	USD

United States Dollars	13,442,166	2,706,571	3,793,324	4,023,682
Kazakhstan Tenge	6,600,995	3,438,188	6,614,050	8,449,112

	20,043,161	6,144,759	10,407,374	12,472,794

(f)	Movements in the provision for impairment of other receivables are as follows:

				As at
	As at March 31,			December 31,
	2008	2009	2010	2010
	USD	USD	USD	USD

At beginning of the year/period	(211,475)	(346,977)	-	-
Provision for receivable impairment	(135,502)	-	-	-
Receivables written-off during the year as uncollectible	-	346,977	-	-

At end of the year/period	(346,977)	-	-	-

As of March 31, 2008, 2009 and 2010 and December 31, 2010, there were no trade receivables past due which are impaired.

9.        Long term VAT recoverable

As of March 31, 2008, 2009, 2010 and December 31, 2010, the Company had long term VAT recoverable in the amount of USD8,106,397, USD2,423,940, USD3,113,939 and USD4,300,937 respectively.  The VAT recoverable is denominated in Kazakhstan Tenge and is fully recoverable from the tax authority of the Republic of Kazakhstan.  The VAT recoverable consists of VAT prepaid on local expenditures and imported goods incurred in the operations of the Company, which qualifies for refund in cash or by offset against the Company’s fiscal obligations, including future income tax liabilities. Management is unable to estimate reliably when these amounts will be realized because: (1) of the unpredictability of future profit steams; and (2) all refund applications are subject to the tax authority’s final approval.  Therefore, the amounts are classified as non-current assets.

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

10.       Inventories

				As at
	As at March 31,			December 31,
	2008	2009	2010	2010
	USD	USD	USD	USD

Current asset:
Oil in tank	4,882	5,029	2,895	2,576

Non-current asset:
Materials and supplies	11,002,684	13,989,643	13,714,952	13,894,381

Total Inventories	11,007,566	13,994,672	13,717,847	13,896,957

Included in inventories are amounts stated
At cost	11,007,566	13,994,672	13,717,847	13,896,957
At net realizable value	-	-	-	-

	11,007,566	13,994,672	13,717,847	13,896,957

11.      Restricted cash

Under the laws of the Republic of Kazakhstan, the Company is required to set aside funds for environmental remediation relating to its operations. As of March 31, 2008, 2009, 2010 and December 31, 2010 the Company had restricted cash balances amounting to USD622,697, USD588,217, USD770,553 and USD875,051, respectively, set aside for this purpose. Management is unable to estimate reliably when these amounts will be utilized, and therefore, these amounts are classified as a non-current asset.

12.      Cash and cash equivalents

				As at
	As at March 31,			December 31,
	2008	2009	2010	2010
	USD	USD	USD	USD

Cash in hand	16,264	538,221	8,280	51,997
Cash in bank	2,106,466	1,854,995	3,439,721	2,948,568

	2,122,730	2,393,216	3,448,001	3,000,565

As of March 31, 2008, 2009 and 2010 and December 31, 2010, cash and cash equivalents included USD14,203,574, USD2,371,558, USD1,321,774 and USD21,823 placed in money market funds, with a maturity of less than 3 months from the date of placement, which had 30 day single yields of 2.58%, 0.13%, 0.01% and 0.01%, respectively.

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

12.      Cash and cash equivalents (continued)

Cash and cash equivalents are denominated in the following currencies:

				As at
	As at March 31,			December 31,
	2008	2009	2010	2010
	USD	USD	USD	USD

United States Dollars	443,041	1,705,276	541,461	1,636,441
Kazakhstan Tenge	1,678,006	687,940	2,371,976	830,869
European Union Euros	-	-	534,564	533,255
Russian Rubles	1,683	-	-	-

	2,122,730	2,393,216	3,448,001	3,000,565

13.       Asset retirement obligations
				As at
	As at March 31,			December 31,
	2008	2009	2010	2010
	USD	USD	USD	USD

At beginning of the year/period	2,165,829	3,728,531	4,263,994	4,712,345
Liabilities incurred (note 6)	1,308,130	86,438	-	-
Accretion expenses	254,572	449,025	448,351	367,370

At end of the year/period	3,728,531	4,263,994	4,712,345	5,079,715

14.       Deferred income tax

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income taxes relate to the same tax authority. In the Company’s case, its sole tax authority is that of the Republic of Kazakhstan.

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

14.       Deferred income tax (continued)

The offset amounts are as follows:

				As at
	As at March 31,			December 31,
	2008	2009	2010	2010
	USD	USD	USD	USD
Deferred tax assets:
Deferred tax assets to be recovered after 12 months	315,308	303,689	435,394	527,700
Deferred tax assets to be recovered within 12 months	-	-	-	-
	315,308	303,689	435,394	527,700
Deferred tax liabilities:
Deferred tax liabilities to be settled after 12 months	(3,570,016)	(5,771,217)	(3,340,600)	(1,831,931)
Deferred tax liabilities to be settled within 12 months	-	-	-	-
	(3,570,016)	(5,771,217)	(3,340,600)	(1,831,931)
Total - Deferred income tax liabilities-net	(3,254,708)	(5,467,528)	(2,905,206)	(1,304,231)

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

14.      Deferred income tax (continued)

The gross movements in the deferred tax account are as follows:

				As at
	As at March 31,			December 31,
	2008	2009	2010	2010
	USD	USD	USD	USD

At beginning of the year/period	3,805,502	(3,254,708)	(5,467,528)	(2,905,206)
(Charged)/ credited to the
statement of comprehensive
income	(7,060,210)	(2,212,820)	2,562,322	1,600,975
At end of the year/period	(3,254,708)	(5,467,528)	(2,905,206)	(1,304,231)

The movement in deferred tax assets and liabilities during the year/period, without the offsetting of balances within the same tax jurisdiction, is as follows:

	Deferred tax assets (asset retirement obligation)	Deferred tax liabilities (property, plant and equipment)	Total
	USD	USD	USD

At April 1, 2007	105,974	3,699,528	3,805,502
Charged to the statement of comprehensive income	209,334	(7,269,544)	(7,060,210)
At March 31, 2008	315,308	(3,570,016)	(3,254,708)
Charged to the statement of comprehensive income	(11,619)	(2,201,201)	(2,212,820)
At March 31, 2009	303,689	(5,771,217)	(5,467,528)
Credited to the statement of comprehensive income	131,704	2,430,618	2,562,322
At March 31, 2010	435,393	(3,340,599)	(2,905,206)
Credited to the statement of comprehensive income	92,307	1,508,668	1,600,975

At December 31, 2010	527,700	(1,831,931)	(1,304,231)

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

15.      Trade and other payables

(a)	Summary of trade and other payables

				As at
	As at March 31,			December 31,
	2008	2009	2010	2010
	USD	USD	USD	USD

Financial liabilities
Trade payables	21,224,757	17,690,492	3,295,970	16,690,608
Mineral extraction tax payable	613,980	436,165	1,125,040	1,081,588
Rent export tax payable	-	515,032	3,073,588	3,083,117
Other tax payable	52,174	125,387	135,778	228,704
Amount due to a related party	53,624	-	-	-
Other payables	58,646	48,158	10,558	52,156

Non-financial liability
Salary and welfare payables	236,216	194,130	178,867	235,204

Total	22,239,397	19,009,364	7,819,801	21,371,377

(b)	Trade and other payables currency denomination

				As at
	As at March 31,			December 31,
	2008	2009	2010	2010
	USD	USD	USD	USD

United States Dollars	665,972	467,664	98,522	460,872
Kazakhstan Tenge	21,573,425	18,507,466	7,719,648	20,910,505
European Union Euros	-	-	1,631	-
Russian Rubles	-	34,234	-	-

	22,239,397	19,009,364	7,819,801	21,371,377

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

15.      Trade and other payables (continued)

(c)       Trade payables aging analysis

The following is an aging analysis of trade payables based on the invoice date at the end of each reporting period.

				As at
	As at March 31,			December 31,
	2008	2009	2010	2010
	USD	USD	USD	USD

0-30 days	8,129,902	476,399	881,171	310,101
31-60 days	8,533,298	472,170	340,531	326,021
61-90 days	1,206,489	420,668	248,928	487,368
Over 90 days	3,355,068	16,321,255	1,825,340	4,493,304
	21,224,757	17,690,492	3,295,970	5,616,794

The average credit period on the purchase of goods is 80 days.  The Company has financial risk management policies in place to ensure that all payables are settled within the credit timeframe.

16.       Amount and interest payable due to parent company
(a)
				As at
	As at March 31,			December 31,
	2008	2009	2010	2010
	USD	USD	USD	USD
Unsecured fixed interest rate borrowings from parent company
Principal amount due to parent company	115,473,193	118,519,920	115,901,015	110,647,375
Interest payable due to parent company	8,258,483	14,846,539	21,521,866	26,395,573

Total intra-group borrowings	123,731,676	133,366,459	137,422,881	137,042,948

(b)
During the years 2003, 2004, 2005 and 2007, the Company entered into several unsecured intra-group borrowings agreements with the Parent Company for unsecured fixed interest rate loans with maturity in 2013 and 2014.  All of these intra-group loans bear interest of 5% per annum and are repayable on the contracted maturity dates stated in each of the agreements.  Intra-group loans have been repaid as they mature and as of March 31 2008, 2009, 2010 and December 31, 2010 the remaining amounts of intra-group loans payable to the Parent Company were USD115,473,193, USD118,519,920, USD115,901,015 and USD110,647,375 respectively.  Accrued interest relating to these intra-group loans were USD8,258,483, USD14,846,539, USD21,521,866 and USD26,395,573 respectively and are payable with the principal at maturity.  The amounts were recognized at fair value determined using cash flow discounted at an effective interest rate of 7%.  The difference between the nominal value and the fair value of these intra-group loans and the interest were recognized as a deemed capital contribution from the Parent Company.  None of the interest balances due at December 31, 2010 have been paid at the date of this report.

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

17.	Obligations under finance lease

The Company entered into finance lease agreement with a vehicle leasing company for the lease of oil road-tankers.  The agreement becomes effective upon the Company receiving delivery of the oil road-tankers with a lease term of 3 years.  The lease has no terms of renewal or purchase options and escalation clauses. The Company had obligations under finance lease repayable as follows:

	As at March 31,						As at December 31,
	2008		2009		2010		2010
	Present		Present		Present		Present
	value of		value of		value of		value of
	the	Total	the	Total	the	Total	the	Total
	minimum	minimum	minimum	minimum	minimum	minimum	minimum	minimum
	lease	lease	lease	lease	lease	lease	lease	lease
	payments	payments	payments	payments	payments	payments	payments	payments
	USD	USD	USD	USD	USD	USD	USD	USD

Within 1 year	-	-	-	-	185,019	252,674	207,127	292,826

After 1 year but
within 2 years	-	-	-	-	240,149	277,616	230,274	266,325
After 2 years but
within 5 years	-	-	-	-	129,652	190,292	-	-

	-	-	-	-	369,801	467,908	230,274	266,325

	-	-	-	-	554,820	720,582	437,401	559,151

Less:
Total future
interest expenses		-		-		(165,762)		(121,750)

Present value of
lease obligations		-		-		554,820		437,401

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

18.       Employee compensation costs

				Nine months period
	Year ended March 31,			ended December 31,
	2008	2009	2010	2009	2010
	USD	USD	USD	USD	USD
				(Unaudited)

Wages, salaries and allowances	2,000,468	2,877,501	2,301,326	1,931,199	2,548,454
Pension fund expenses	386,047	450,119	350,997	262,981	322,212
Welfare and other expenses	506,968	280,619	275,616	206,256	282,016

	2,893,483	3,608,239	2,927,939	2,400,436	3,152,682

In accordance with the legislative requirements of the Republic of Kazakhstan, the Company is required to pay into an employee pension fund an amount equivalent to 10% of each employee’s wages, up to a maximum of approximately USD700 per month.  Pension fund payments are deducted from employees’ salaries and included with other salary costs in the statement of comprehensive income.  The Company does not have any other liabilities related to any supplementary pensions, post retirement health care, insurance benefits or retirement indemnities.

(a)	Directors’ emoluments

Name of directors	Wages, Salaries and allowances	Pension fund expenses	Welfare and other expenses	Total
	USD	USD	USD	USD
For the year ended March 31, 2008
Toleush Tolmakov	87,126	7,368	15,961	110,455

For the year ended March 31, 2009
Toleush Tolmakov	99,726	8,658	40,156	148,540

For the year ended March 31, 2010
Toleush Tolmakov	65,960	8,384	32,269	106,613

For the nine months ended December 31, 2009 (unaudited)
Toleush Tolmakov	47,578	6,110	29,061	82,749

For the nine months ended December 31, 2010
Toleush Tolmakov (resigned December 1, 2010)	58,389	6,585	17,023	81,997
Zhienbet Aristambaev	11,258	762	1,602	13,622
	69,647	7,347	18,625	95,619

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

18.       Employee compensation costs (continued)

(b)	Five highest paid individuals

The five individuals whose emoluments were the highest in the Company for the years ended March 31, 2008, 2009 and 2010 and the nine months periods ended December 31, 2009 and 2010 are set out below:

				Nine months period
	Year ended March 31,			ended December 31,
	2008	2009	2010	2009	2010
				(Unaudited)

Directors	1	1	1	1	1
Non-director individuals	4	4	4	4	4

The five highest paid individuals of the Company include one director during the years ended March 31, 2008, 2009 and 2010 and the nine months periods ended December 31, 2009 and 2010, details of which have been included in note 18 (a) above.  Details of emoluments paid to the remaining non-director individuals are as follows:

				Nine months period
	Year ended March 31,			ended December 31,
	2008	2009	2010	2009	2010
	USD	USD	USD	USD	USD
				(Unaudited)

Wages, salaries and allowances	535,925	421,202	226,847	173,783	245,822
Pension fund expenses	18,986	16,298	25,859	19,928	12,395
Welfare and other expenses	83,333	121,717	45,124	38,058	51,047

	638,244	559,217	297,830	231,769	309,264

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

18.       Employee compensation costs (continued)

(b)       Five highest paid individuals (continued)

Their emoluments were within the following bands:

	No. of non-director individuals
				Nine months period
	Year ended March 31,			ended December 31,
	2008	2009	2010	2009	2010
				(Unaudited)

USDnil to USD120,000	3	1	4	4	4
USD120,000 to USD184,000	-	2	-	-	-
USD184,000 to USD248,000	-	1	-	-	-
Above USD248,000	1	-	-	-	-

During the Relevant Periods, no director or the five highest paid individuals received any emolument from the Company as an inducement to join, upon joining the Company, to leave the Company or as compensation for loss of office.

19.       Taxes other than income taxes

				Nine months period
	Year ended March 31,			ended December 31,
	2008	2009	2010	2009	2010
	USD	USD	USD	USD	USD
				(Unaudited)
Taxes other than income taxes:
Royalty	1,557,388	1,744,075	-	-	-
Mineral extraction tax	-	467,359	3,509,611	2,556,874	2,549,270
Rent export tax	-	515,032	10,032,857	6,945,938	8,214,750
Rent export duty expenditures	-	6,783,278	-	-	736,013
	1,557,388	9,509,744	13,542,468	9,502,812	11,500,033

Taxes other than income taxes represent special oil levies in the Republic of Kazakhstan which are paid or payable by petroleum exploration and development enterprises for the sale of crude oil and are calculated at rates which vary with the oil prices.

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

20.       Other expense

				Nine months period
	Year ended March 31,			ended December 31,
	2008	2009	2010	2009	2010
	USD	USD	USD	USD	USD
				(Unaudited)

Gain/(loss) from sales other than oil and gas	275,065	15,947	(32,648)	68,558	55,974
Provision for impairment loss on other receivables	(135,502)	-	-	-	-
Loss on disposal of property,plant and equipment	(54,744)	(4,211)	(58,724)	(57,227)	(7,184)
Loss on disposal of intangibleasset	(671)	-	-	-	-
Other expenses	(403,184)	(113,739)	(277,072)	(261,171)	(107,368)

Total	(319,036)	(102,003)	(368,444)	(249,840)	(58,578)

The gain or loss from sales other than oil (net of costs) comes from the sale of materials and supplies included in inventories of the Company to other organizations.

21.       Finance costs - net

				Nine months period
	Year ended March 31,			ended December 31,
	2008	2009	2010	2009	2010
	USD	USD	USD	USD	USD
				(Unaudited)

Finance income
Interest income from savings accounts	78,988	244,166	272,809	150,859	282,017
Exchange gain	-	2,989,782	-	-	-
Total finance income	78,988	3,233,948	272,809	150,859	282,017

Finance costs
Interest expenses on intra-group borrowings	5,207,907	6,422,886	6,378,396	4,826,789	4,573,982
Finance lease interest expenses	-	-	23,060	-	66,843
Bank charges	134,690	72,724	71,207	58,562	53,270
Exchange loss	60,575	-	396,329	361,473	206,278
Total finance costs	5,403,172	6,495,610	6,868,992	5,246,824	4,900,373

Finance costs - net	(5,324,184)	(3,261,662)	(6,596,183)	(5,095,965)	(4,618,356)

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

22.       Income tax (expense)/credit

				Nine months period
	Year ended March 31,			ended December 31,
	2008	2009	2010	2009	2010
	USD	USD	USD	USD	USD
				(Unaudited)

Current income tax - domestic	-	-	-	-	-
Deferred income tax - domestic	(7,060,210)	(2,212,820)	2,562,322	865,068	1,600,975
Total	(7,060,210)	(2,212,820)	2,562,322	865,068	1,600,975

According to the exploration contracts with the Republic of Kazakhstan, for income tax purposes the Company can capitalize exploration and development costs and deduct all revenues received during the exploration stage in the calculation of taxable income.  Therefore, the exploration contract permits the Company to be exempt from Kazakhstan corporate income tax for the period of its exploration phase.

By reason of this exemption, the tax on the Company’s profit before income tax differs from the theoretical amount that would be charged using the corporate income tax rates in the Republic of Kazakhstan applicable to the Company:

				Nine months period
	Year ended March 31,			ended December 31,
	2008	2009	2010	2009	2010
	USD	USD	USD	USD	USD
				(Unaudited)

Profit/(loss) before income tax	14,740,824	29,366,746	10,324,204	10,153,345	(2,978,756)
Statutory tax rate	30%	20%	20%	20%	20%
Tax calculated at the statutory tax rate	4,422,247	5,873,349	2,064,841	2,030,669	(595,751)
Effect of changes in tax rate	-	1,084,903	-	-	-
Effect of the exploration stage tax benefit	2,637,963	(4,745,432)	(4,627,163)	(2,895,737)	(1,005,224)

Tax charge/ (credit)	7,060,210	2,212,820	(2,562,322)	(865,068)	(1,600,975)

23.       Net profit/ (loss) for the year/ period

				Nine months period
	Year ended March 31,			ended December 31,
	2008	2009	2010	2009	2010
	USD	USD	USD	USD	USD
				(Unaudited)

Auditor’s remuneration	246,920	177,806	269,174	104,820	105,587
Cost of inventories recognized as an expense	79,641	139,992	214,946	161,614	61,925

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

24.       Cash generated from operating activities

				Nine months period
	Year ended March 31,			ended December 31,
	2008	2009	2010	2009	2010
	USD	USD	USD	USD	USD
				(Unaudited)

Profit/(loss) before income tax	14,740,824	29,366,746	10,324,204	10,153,345	(2,928,756)

Depreciation, depletion and amortization	21,768,844	10,877,983	15,849,507	8,606,932	12,188,989
Accretion expenses	254,572	449,025	448,351	332,415	367,370
Geological and geophysical expense	6,586,790	4,665,269	641,205	354,478	7,445,260
Loss on disposal of property, plant and equipment	54,744	4,211	58,724	57,227	7,184
Loss on disposal of
intangible asset	671	-	-	-	-
Provision for impairment loss on other receivables	135,502	-	-	-	-
Interest income from
savings accounts	(78,988)	(244,166)	(272,809)	(150,859)	(282,017)
Finance leases
interest expense	-	-	23,060	-	66,843
Interest expenses	5,207,907	6,422,886	6,378,396	4,826,789	4,573,982
Write-off of inventories	79,641	139,992	214,946	161,614	61,925
Unrealized foreign
exchange (gain)/loss	60,575	(2,989,782)	396,329	361,473	206,278

Operating cash flows before
movements/ changes in
working capital	48,811,082	48,692,164	34,061,913	24,703,414	21,707,058

Changes in working capital:
Inventories	(72)	(147)	2,134	(293)	319
Trade and other receivables	(5,470,308)	3,863,241	(5,110,051)	(3,118,204)	(2,630,832)
Trade and other payables	13,423,593	3,397,700	(6,368,487)	(4,085,932)	13,362,064

Cash generated from
operations	56,764,295	55,952,958	22,585,509	17,498,985	32,438,609

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

25.      Commitments and contingencies

(a)	Historical investments by the Government of the Republic of Kazakhstan

The Government of the Republic of Kazakhstan conducted historical investment in exploration, drilling and infrastructure projects in the ADE Block, the Southeast Block and the Northwest Block of USD5,994,200, USD5,350,680 and USD5,372,076 respectively, prior to the Company’s interest in those properties.  When and if, the Company applies for and, when and if, it is granted commercial production rights for the ADE Block, the Southeast Block or the Northwest Block, the Company will be required to begin repaying the Government for these historical investments.  The terms of repayment are to be negotiated at the time the Company is granted commercial production rights.

(b)	Capital expenditure commitment

Prior to the extension of the exploration period granted to the Company in June 2008, the terms of its subsurface exploration contract required the Company to spend a total of USD48.8 million in exploration activities on the ADE Block by July 31, 2009.

In connection with the extensions granted in June and in October 2008, the Company’s capital expenditure requirements were revised.  To retain its rights under the contract, the Company must have spent USD9.1 million by January 9, 2010.  In addition, the Company must spend USD21.5 million between January 10, 2010 and January 9, 2011, USD27.2 million between January 10, 2011 and January 9, 2012 and USD14.8 million between January 10, 2012 and January 9, 2013.

During the years ended March 31, 2008, 2009 and 2010 and the nine months period ended December 31, 2010, the Company spent a total of USD182.8 million, USD259.5 million, USD289.4 million and USD337 million in exploration activity respectively.

(c)	Potential payments upon termination or change in control

The employment agreements with nine of the Company’s employees provide for potential payments upon termination of the employment contract or change in control of the Company.  The directors have estimated that if termination of employment occurred for all these contracts on December 31, 2010, the Company would be required to pay a total of USD658,600 including all other potential compensation.

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

25.      Commitments and contingencies (continued)

(d)	Operating leases commitments

As of March 31, 2008, 2009 and 2010 and December 31, 2010, the Company had commitments for future minimum lease payments under non-cancellable operating leases which fall due as follows:

				As at
	As at March 31,			December 31,
	2008	2009	2010	2010
	USD	USD	USD	USD

Within one year	239,076	146,453	-	-
In second to fifth years inclusive	179,307	-	-	-

	418,383	146,453	-	-

Operating lease payments represented rentals payable by the Company for use of certain land, containers and buildings which expired in December 31, 2009. The Company has not committed to other material operating leases arrangement since then.

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

26.       Related party transactions and balances

(a)       The followings transactions and balances were carried out with related parties:

				Nine months period
	Year ended March 31,			ended December 31,
	2008	2009	2010	2009	2010
	USD	USD	USD	USD	USD
				(Unaudited)
Transactions with:-
Geo Seismic Service LLP (i)	-	-	-	-	5,699,099
Term Oil LLC (ii)	96,541	221,903	254,427	72,703	73,384

(i)
On March 31, 2010 BMB entered into an agreement for a 3D seismic survey to be conducted by Geo Seismic Service LLP (“Geo Seismic”). Mr. Toleush Tolmakov was the General Director of the Company (resigned December 1, 2010) and a holder of more than 10% of the outstanding common stock of the Parent Company, is a 30% owner of Geo Seismic.

The agreement provides that Geo Seismic will carry out 3D field seismic exploration activities of the Begesh, Aday, North Aday and West Aksaz structures, an area of approximately 96 square kilometers within the Company’s Northwest Block.  In exchange for these services, the Company will pay Geo Seismic 570,000,000 Kazakhstan Tenge (USD3,800,000).  In lieu of payment in Kazakhstan Tenge, the Company, at its sole election, may deliver restricted shares of common stock of the Parent Company at the agreed value of the higher of: (i) the average closing price of common shares of the Parent Company over the five days prior to final acceptance by the Company of the 3D seismic work; or (ii) $2.00 per share.  The maximum number of shares of the Parent Company which may be delivered as payment in full is contracted to not exceed 1,900,000 restricted common shares. The 3D seismic study was completed in July 2010.

(ii)
The Company leases ground fuel tanks and other oil fuel storage facilities, warehouses and offices from Term Oil LLC.  The Company had advances paid to Term Oil LLC of USDnil, USD15,006, USD101,048 and USD28,890 as of March 31, 2008, 2009 and 2010 and December 31, 2010 respectively.  Toleush Tolmakov, the General Director of the Company for the Relevant Periods until December 1, 2010 is an owner of Term Oil LLC.

(iii)
On June 26, 2009, the Parent Company entered into a Debt Purchase Agreement with Simage Limited, a British Virgin Islands international business corporation (“Simage”).  Simage is a company owned by Toleush Tolmakov.  Prior to the date of the Debt Purchase Agreement, Simage had acquired by assignment, certain accounts payable owned to third-party creditors of the Company in the amount of USD5,973,185 (the “Obligations”).  Pursuant to the terms of the Debt Purchase Agreement, Simage assigned to the Parent Company all rights, titles and interests in and to the Obligations in exchange for the issuance of 2,986,595 shares of common stock of the Parent Company.

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

26.       Related party transactions and balances (continued)

On December 14, 2009, the Company entered into an additional agreement with the Parent Company.  Since the Parent Company had liabilities to the Company in the amount of USD9,970,000 related to loan agreements and the Company had liabilities to the Parent Company in the amount of USD5,001,418 as a result of the additional agreement between Simage and the Parent Company, amounts were netted off and the Company included the amount of USD5,001,418 in the principal amount of the loans borrowed from the Parent Company during the year ended March 31, 2010.

As a result of these agreements, the Company has effectively been released from obligations relating to amounts payable amounting to USD5,973,185.  The Company has treated this Debt Purchase Agreement as a related party transaction because Simage is owned by Toleush Tolmakov, the General Director of the Company for the relevant Periods until December 1, 2010.

(b)	Amount due from a related party included in trade and other receivables:

				As at
	As at March 31,			December 31,
	2008	2009	2010	2010
	USD	USD	USD	USD

Term Oil LLC	-	15,006	101,048	28,890

Maximum outstanding amount during the year/period	-	719,226	151,487	99,013

(c)       Amount due to a related party included in trade and other payables:

				As at
	As at March 31,			December 31,
	2008	2009	2010	2010
	USD	USD	USD	USD

Geo Seismic Service LLP	-	-	-	3,867,028
Term Oil LLC	53,624	-	-	-

The balances with Geo Seismic Service LLP arose mainly from the 3D seismic survey described in note 26 (a)(i).  The Term Oil LLC balance relates mainly to the lease of ground fuel tanks and other oil fuel storage facilities, warehouses and offices.  The amounts due from/(to) Term Oil LLC are unsecured, interest free and repayable on demand.

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

26.       Related party transactions and balances (continued)

(d)       Key management compensation:

				Nine months period
	Year ended March 31,			ended December 31,
	2008	2009	2010	2009	2010
	USD	USD	USD	USD	USD
				(Unaudited)
Expenses
Wages, salaries and allowances	243,398	350,358	286,504	216,752	258,582
Pension fund expenses	21,288	32,971	30,171	22,992	19,742
Welfare and other expenses	57,193	158,402	77,505	67,201	59,809

Total	321,879	541,731	394,180	306,945	338,133

Accrued liability	28,046	48,151	28,653	13,159	70,778

ACCOUNTANTS’ REPORT

Notes to the financial information (continued)

27.       Major non-cash transactions

During the years ended March 31, 2008, 2009 and 2010 and nine months period ended December 31, 2009 and 2010, the Company transferred certain materials and supplies (included in inventories) with carrying values of approximately USD17,537,750, USD17,316,685, USD524,694 and USD1,620,769 respectively to property, plant and equipment.

28.       Event after the reporting period

On February 14, 2011, the Parent Company entered into the Purchase Agreement with HK Listco, and its subsidiary, the Purchaser, Palaeontol B.V., pursuant to which it agreed to sell all of its interest in its sole wholly-owned operating subsidiary, the Company, to the Purchaser.  HK Listco, a Stock Exchange of Hong Kong listed company (SEHK: 1555), is one of the leading independent upstream oil companies operating onshore in the People’s Republic of China (as measured by gross production under production sharing contracts).  The initial purchase price is USD170 million and is subject to various closing adjustments.  In connection with the sale, all intercompany notes of the Company in favour of the Parent Company will be transferred to the Purchaser.

29.       Charter capital

				As at
	As at March 31,			December 31,
	2008	2009	2010	2010
	USD	USD	USD	USD

Capital contribution by the parent company	500	500	500	500

The Company is a Limited Liability Company with issued and outstanding paid participating interest of USD500 that is 100% owned by the Parent Company, BMB Munai, Inc.

ACCOUNTANTS’ REPORT

Section C:
Subsequent financial statements

No audited financial statements of the Company have been prepared for the Company in respect of any period subsequent to December 31, 2010.  Up to the date of this report, no dividend or distribution has been declared, made or paid by the Company in respect of any period subsequent to December 31, 2010.

Yours faithfully,

Baker Tilly Hong Kong Limited

Certified Public Accountants

Hong Kong, April 18, 2011